Exhibit 99.B(h)(21)(b)

AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

Between

NORTHERN LIGHTS VARIABLE TRUST

And

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

THIS AMENDMENT NO. 2 TO THE AGREEMENT, made and entered into as of this 1st day of February, 2021, by and between Lincoln Life & Annuity Company of New York (the “Company”), a New York life insurance company, and Northern Lights Variable Trust, an open-end management investment company organized as a Delaware business trust (the “Trust”).

WHEREAS, the Company and the Trust are parties to that certain Fund Participation Agreement dated April 18, 2019, as amended (the “Agreement”); and

WHEREAS, the parties agree to amend Schedule A as follows:

Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

NORTHERN LIGHTS VARIABLE TRUST

By:
Name:	Stephanie Shearer
Title:	Secretary

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:
Name:	Jayson R. Bronchetti
Title:	Senior Vice President

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policies/Contracts Funded By Separate Account
Separate Account N-established 11/3/1997	Investment Solutions
Investment Solutions RIA

Separate Accounts M and R-established 12/2/1997	1st Elite
Lincoln SVUL III Elite
Lincoln SVUL III_M
Lincoln SVULII ES Lincoln
YUL CV III Elite Lincoln
YUL DB II Elite Lincoln
VULcv III_M Lincoln
VULdb ES Lincoln VULdb
II_M Elite76
Lincoln Momentum SVULone Lincoln
Momentum VULone 2005 Lincoln
SVUL One Elite
Lincoln YUL One 2005
Lincoln SVUL NY ES
Elite81
Lincoln Momentum VULone
Lincoln SVUL IV Elite Lincoln
SVUL IV_M Lincoln YUL CV
IV Elite Lincoln YUL DB IV
Elite Lincoln YUL One
Lincoln VULcv II ES
Lincoln VULcv IV_M
Lincoln VULdb IV_M UPP
Elite
Lincoln AssetEdge YUL (2008) Lincoln
AssetEdge YUL 2009 Lincoln
Momentum SVULone 2007
Lincoln Momentum VULone 2007
Lincoln PreservationEdge SVUL
Lincoln PreservationEdge SVUL_M
Lincoln SVUL One 2007
Lincoln VUL One 2007
Lincoln VUL One 2010 ELITE

Lincoln Asset Edge 2015
Lincoln InReach VUL ONE 2014
Lincoln SVUL One 2013
Lincoln SVUL One 2016 Lincoln
VUL One 2012 Lincoln VUL One
2014 Lincoln Asset Edge 2019
Lincoln Variable Universal Life
Moneyguard

Separate Account S — established 2/10/2020	Lincoln Corporate Commitment
VUL
Lincoln Corporate VUL 5
Lincoln Corporate VUL 4
Lincoln Corporate VUL 3 Elite

Separate Account Z — established 2/10/2020	Lincoln Corporate Commitment
PPVUL
Lincoln PPVUL